As filed with the Securities and Exchange Commission on June 8, 2004

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 8, 2004
(Date of earliest event reported)

MarketWatch.com, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50562	27-0064104
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

825 Battery Street
San Francisco, California    94111
(Address of principal executive offices including zip code)

415/733-0500
(Registrant's telephone number, including area code)

Item 5. OTHER EVENTS.

MarketWatch.com, Inc., (the "Company") is holding its 2004 Annual Meeting of Stockholders on August 4, 2004 (the "2004 Annual Meeting"). In 2003, the annual meeting of stockholders was held on May 29, 2003. As the date of the 2004 Annual Meeting is delayed by more than 30 days from the date of the Company's previous annual meeting, in accordance with the applicable rules of the Securities and Exchange Commission, the Company is hereby notifying its stockholders of the new meeting date for the 2004 Annual Meeting. The Company currently anticipates that the proxy statement and related materials in connection with the 2004 Annual Meeting will be mailed on or about June 29, 2004. In light of this anticipated mailing schedule and in accordance with the Company's bylaws, the Company is hereby notifying its stockholders that June 18, 2004 will be the new date for submitting stockholder proposals for inclusion in the Company's proxy statement for the 2004 Annual Meeting. The Company believes that such a deadline provides a reasonable time before the Company begins the mailing of its proxy materials for the 2004 Annual Meeting. Stockholder proposals received by the Company after June 18, 2004 will be considered untimely and will not be included in the Company's proxy statement for the 2004 Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MarketWatch.com, Inc.

By:	/s/ Douglas S. Appleton

Name: Douglas S. Appleton
Title: General Counsel and Secretary

Dated: June 8, 2004